UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 24, 2014

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-36401	39-1975614
(Commission File Number)	(I.R.S. Employer Identification No.)

7035 South High Tech Drive, Midvale, Utah	84047
(Address of Principal Executive Offices)	(Zip Code)

(801) 566-6681
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

A copy of the presentation materials to be used by Sportsman’s Warehouse Holdings, Inc. (the “Company”) in one or more meetings with investors and analysts beginning September 24, 2014 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Non-GAAP Financial Measures

In evaluating the Company’s business, the Company’s management uses Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share as supplemental measures of the Company’s operating performance. The Company defines Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, pre-opening expenses, expenses related to bonuses paid as a result of the successful completion of the Company’s initial public offering (“IPO”), bankruptcy-related expenses and expenses related to the acquisition of ten stores in fiscal year 2013. Adjusted EBITDA Margin means, for any period, the Adjusted EBITDA for that period divided by the net sales for that period. Free Cash Flow is calculated as Adjusted EBITDA less capital expenditures. The Company defines Adjusted Operating Income as income from operations plus expenses related to bonuses paid as a result of the successful completion of the Company’s IPO, and Adjusted Net Income is defined as net income plus expenses related to bonuses paid as a result of the successful completion of the Company’s IPO, less any tax benefits related to such bonuses. In addition, Adjusted Earnings Per Share reflects an adjusted weighted average share count, which assumes the Company’s IPO was effective as of February 3, 2013.

The Company considers Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share as important supplemental measures of the Company’s operating performance and believes they are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Other companies in the Company’s industry, however, may calculate these measures differently than the Company. Management also uses Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share are not defined under accounting principles generally accepted in the United States (“GAAP”) and are not a measures of operating income, operating performance or liquidity presented in accordance with GAAP. These measures have limitations as analytical tools, and when assessing the Company’s operating performance, you should not consider Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Operating Income, Adjusted Net Income or Adjusted Earnings Per Share in isolation or as substitutes for measures of the Company’s financial performance prepared in accordance with GAAP.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Investor Presentation of Sportsman’s Warehouse Holdings, Inc..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

		By:	/s/ Kevan P. Talbot
Date:	September 24, 2014		Kevan P. Talbot
Chief Financial Officer and Secretary